                              EMPLOYMENT AGREEMENT


      Employment Agreement, dated as of August 1, 2001 (the "Agreement"), by and between _____________ (the "Employee") and Benchmark Electronics, Inc., a Texas corporation (the "Company").

                                   WITNESSETH:

      In consideration of the mutual covenants and conditions contained herein, the parties hereto agree as follows:

      Section 1. EMPLOYMENT. The Company hereby agrees to employ the Employee, and the Employee hereby accepts employment by the Company, upon the terms and subject to the conditions hereinafter set forth. During the term of his employment, the Employee shall have the title of ________________.

      Section 2. DUTIES. In his capacity as _______________of the Company, the Employee shall perform such reasonable executive duties as a _____________ would normally perform or as otherwise specified in the By-laws of the Company, and such other reasonable executive duties as the Board of Directors of the Company may from time to time reasonably prescribe with the concurrence of the Employee. Except as otherwise provided herein, except as may otherwise be approved by the Board of Directors of the Company, and except during vacation periods and reasonable periods due to sickness, personal injury or other disability, the Employee agrees to devote substantially all of his available time to the performance of his duties to the Company hereunder, provided that nothing contained herein shall preclude the Employee from (i) serving on the board of directors of any business or corporation on which he is serving on the date hereof or, with the consent of the Board of Directors, serving on the board of directors of any other business or corporation, (ii) serving on the board of, or working for, any charitable or community organization, and (iii) pursuing his personal financial and legal affairs so long as such activities do not materially interfere with the performance of the Employee's duties hereunder.

      Section 3. TERM. Except as otherwise provided herein, the term of this Agreement shall be for three (3) years (the "Initial Term"), commencing on the date of this Agreement. This Agreement shall be automatically renewed thereafter for successive one (1) year terms (each such renewal term, a "Renewal Term"), unless either party gives to the other written notice of termination no fewer than ninety (90) days prior to the expiration of any such Renewal term, which notice shall expressly refer to this
Section 3 of the Agreement and state that such party does not wish to extend this Agreement (any such notice, a "Non-Renewal Notice"). Any such Non-Renewal Notice given by the Company shall constitute a termination of the Employee's employment without Cause for purposes of this Agreement. The Initial Term, as the same may be extended by any Renewal Term, is referred to herein as the Employment Term. The provisions of this Agreement shall survive any termination hereof.

      Section 4. COMPENSATION AND BENEFITS. In consideration for the services of the Employee hereunder, the Company shall compensate the Employee and perform its other obligations as provided in this Section 4.

      (a) BASE SALARY. Commencing on the date hereof, the Employee shall be entitled to receive, and the Company shall pay the Employee in equal bi-weekly installments, a base salary at a rate per annum of __________United States Dollars ($_________), as increased from time to time by the Compensation Committee of the Board of Directors of the Company (the Compensation Committee). Commencing in 2002 and from time to time at least annually thereafter, the Compensation Committee shall review and evaluate the annual base salary of the Employee in accordance with its standard policies and practices for key executive employee compensation and, in its discretion, may increase the Employee's annual base salary commencing on August 1, 2002, and on anniversaries of such date thereafter. The amount of such base salary for each respective annual one (1) year period, including any increases hereafter approved, is referred to as the Base Salary for such respective one year period. The Employee's Base Salary may not and shall not be decreased or reduced, including but not limited to after giving effect to any such increase.

      (b) BONUS. During the Employment Term, the Employee shall be eligible to participate in any annual fiscal year bonus program that may be provided by the Company for its key executive employees, subject to its terms and conditions. On December 2, 2000, as amended on March 9, 2001, the Compensation Committee adopted a formal bonus plan (the Executive Bonus Plan) for eligible senior executive officers, including the Employee. The Executive Bonus Plan provides the Employee with a target bonus opportunity of fifty percent (50%) of Base Salary for each calendar year in the Employment Term if the Company attains specified financial performance objectives for such year, and an over achievement bonus opportunity of up to fifty percent (50%) of Base Salary if the Company exceeds the foregoing financial performance objectives by predetermined amounts. Such objectives and targets shall be determined on an annual basis each year during the Employment Term, and shall be reasonably satisfactory to the Company and the Employee. All bonuses payable to the Employee under the Executive

Bonus Plan or any other annual bonus plan shall be determined and paid on or prior to March 31 of the year following the year for which such bonus is payable.

      (c) OTHER LONG TERM INCENTIVE COMPENSATION. The Employee shall be entitled to participate in all long-term incentive compensation programs for key executives (if any) at a level commensurate with his position.

      (d) OTHER BENEFITS. During the term of this Agreement, the Employee shall be entitled to participate in and receive benefits under any and all pension, profit-sharing, life and other insurance, medical, dental, health and other welfare and fringe benefit plans and programs, and be provided any and all other perquisites, that are from time to time made available to executive employees or other employees of the Company. The Employee shall also be entitled to an amount of paid vacation per calendar year, and sick leave and illness and disability benefits, in accordance with such reasonable Company policy as may be applicable from time to time to key executive employees.

      Section 5. EXPENSES AND OTHER EMPLOYMENT-RELATED MATTERS. It is acknowledged by the parties that the Employee, in connection with the services to be performed by him pursuant to the terms of this Agreement, will be required to make payments for travel, entertainment and similar expenses. The Company shall reimburse the Employee for all reasonable expenses incurred by the Employee in connection with the performance of his duties hereunder or otherwise on behalf of the Company.

      Section 6. TERMINATION. The Employee's employment may terminate prior to the end of the Employment Term as provided in this Section 6.

      (a) DEATH OR DISABILITY. The Employee's employment will terminate (x) immediately upon the death of the Employee during the term of his employment hereunder or (y) at the option of the Company, upon thirty (30) days prior written notice to the Employee, in the event of the Employee's disability. The Employee shall not be deemed disabled unless, as a result of the Employee's incapacity due to physical or mental illness (as determined by a physician mutually selected by the Employee or his representative and the Company), the Employee shall have been absent from and unable to perform his duties with the Company on a full-time bases for one hundred twenty (120) consecutive business days. In the event of termination of the Employee's employment pursuant to this
Section 6(a):


            (1) The Company shall immediately pay the Employee (i) any portion of the Employee's Base Salary accrued but unpaid through the date of such termination, (ii) all payments and reimbursements under Section 5 hereof for expenses incurred prior to such termination, and (iii) a prorated annual bonus for the year of termination equal to fifty percent (50%) of the amount calculated by dividing the Employee's annual Base Salary at the date of such termination by twelve (12) and multiplying the result by the number of months in the year of such termination that began or ended prior to the date of such termination. If the Company achieves target performance objectives for the entire year in which such termination occurs that, under the Executive Bonus Plan or any other then effective bonus plan, would have entitled the Employee to receive an annual bonus for such year calculated at a percent greater than fifty percent (50%) of Base Salary, the Employee or his estate shall be entitled to receive, at the time such bonus would have normally been payable, an additional amount equal to (x) such larger bonus amount divided by twelve (12) and multiplied by the number of months in the year of such termination that began or ended prior to the date of such termination minus (y) the amount previously paid pursuant to clause (iii) of the preceding sentence.

            (2) The Employee shall be entitled to receive all vested benefits under the Company's otherwise applicable plans and programs.

      (b) FOR CAUSE. The Company may terminate the employee's employment for Cause (as defined below) upon written notice by the Company to the Employee, such termination to take effect on the date determined in accordance with the last paragraph of this Section 6(b) below to be the termination date for such purpose. In the event of termination of the Employee's employment for Cause pursuant to this Section 6(b):

            (1) The Company shall immediately pay the Employee (i) any portion of the Employee's Base Salary accrued but unpaid through the date of such termination and (ii) all payments and reimbursement under Section 5 hereof for expenses incurred prior to such termination.

            (2) The Employee shall be entitled to receive all vested benefits under the Company's otherwise applicable plans and programs.

      For purposes of this Agreement, the term "Cause" shall mean the Employee's
(i) gross negligence in the performance of his duties as the Company's __________, which gross negligence results in a material adverse effect on the Company, provided that no such gross negligence will constitute "Cause" if it relates to an action taken or omitted by the Employee in the good faith, reasonable belief that such action or omission was in or not opposed to the best interests of the Company; or (ii) habitual neglect or disregard of his duties as the Company's ____________that is materially and demonstrably injurious to the Company, after written notice from the Company stating the duties the Employee has failed to perform; or (iii) conviction of a felony, provided that no such conviction will constitute "Cause" if it relates to an action taken or omitted by the Employee in the good faith, reasonable belief that such action or omission was in or not opposed to the best interest of the Company. The Employee's employment may not and shall not be terminated for Cause unless the
(1) Board of Directors provides the Employee with written notice stating the conduct alleged to give rise to such Cause, (2) the Employee has been given an opportunity to be heard by the Board, (3) in the case of clause (i) or (ii) of the definition of Cause, the Employee has been given a reasonable time to cure, and the Employee has not cured such negligence or failure to the reasonable satisfaction of the Board, and (4) the Board has approved such termination by majority vote of the members of the Board of Directors, excluding the Employee.

      (c) BY COMPANY WITHOUT CAUSE. The Company may terminate the Employee's employment at any time for any reason without Cause. In the event of any termination of the Employee's employment by the Company without Cause:

            (1) The Company shall pay the Employee severance pay for the Severance Period (as defined below) at the per annum rate which shall equal one hundred percent (100%) of his Base Salary at the date of such termination. The Company shall pay such severance pay in installments on a bi-weekly basis with the first payment being made with respect to the first bi-weekly payroll period for executive employees commencing after the date of his termination of employment [but not later than fourteen]
      (14) days after the date of such termination]. The Company's obligation to make such payments shall be absolute and unconditional. Without limiting the foregoing, such payments shall not be subject to any right of offset or similar right, and the Employee shall have no obligation of mitigation or similar obligation with respect thereto.

            (2) The Company shall immediately pay the Employee (i) the portion of the Employee's Base Salary accrued but unpaid through the date of such termination, (ii) all payments and reimbursements under Section 5 hereof for expenses incurred prior to such termination and (iii) a prorated annual bonus for the year of termination equal to fifty percent (50%) of the amount calculated by dividing the Employee's annual Base Salary at the date of such termination by twelve (12) and multiplying the result by the number of months in the year of such termination that began or ended prior to the date of such termination. If the Company achieves target performance objectives for the entire year in which such termination occurs that, under the Executive Bonus Plan or any other then effective bonus plan, would have entitled the Employee to receive an annual bonus for such year calculated at a percent greater than fifty percent (50%) of Base Salary, the Employee (or his estate) shall be entitled to receive, and the Company shall pay, at the time the bonus would have normally been payable, an additional amount equal to (x) such larger bonus amount divided by twelve (12) and multiplied by the number of months in the year of such termination that began or ended prior to the date of termination minus (y) the amount previously paid pursuant to clause (iii) of the preceding sentence.

            (3) The Employee shall be entitled to receive all vested benefits under the Company's otherwise applicable plans and programs.

            (4) Following such termination, the Employee shall be entitled to continue participation in all medical, dental, health and other welfare benefits (or receive comparable coverage if such participation is not permitted under the terms of such plans or if the Board, at its option, determines that it is in the best interest of the Company to provide such comparable coverage rather than continued participation in the Company's plans) until the end of the Severance Period upon the same terms and conditions that would have applied if the Employee continued to be employed by the Company, provided that the benefits referred to in this clause (4) will cease if and to the extent the Employee becomes eligible for similar benefits by reason of new employment.

      For purposes of this Agreement, the term Severance Period means (i) if the Employee's employment is terminated at or prior to the end of the Initial Term (including but not limited to by the giving of an Non-Renewal Notice or other notice as provided in Section 3 hereof), a period equal to the greater of (x) two (2) full years beginning on the date of such termination and (y) the then remaining portion of the Initial Term and (ii) if the Employee's employment is terminated after the end of the Initial Term and prior to the end of the then-current Renewal Term (including but not limited to by the giving of any Non-Renewal Notice as provided in Section 3 hereof), a period equal to one (1) full year beginning on the date of such termination.

      (d) BY EMPLOYEE FOR GOOD REASON. The Employee may terminate his employment at any time for Good Reason (as defined below). In the event of any termination of the Employee's employment by the Employee for Good Reason:

            (1) The Company shall pay the Employee severance pay for the Severance Period (as defined above) at the per annum rate which shall equal one hundred percent (100%) of his Base Salary at the date of such termination. The Company shall pay such severance pay in installments on a bi-weekly basis with the first payment being made with respect to the first bi-weekly payroll period for executive employees commencing after the date of his termination of employment [but] not later than fourteen (14) days after the date of such termination]. The Company's obligation to make such payments shall be absolute and unconditional. Without limiting the foregoing, such payments shall not be subject to any right of offset or similar right, and the Employee shall have no obligation of mitigation or similar obligation with respect thereto.

            (2) The Company shall immediately pay the Employee (i) the portion of the Employee's Base Salary accrued but unpaid through the date of such termination, (ii) all payments and reimbursements under Section 5 hereof for expenses incurred prior to such termination and (iii) a prorated annual bonus for the year of termination equal to fifty percent (50%) of the amount calculated by dividing the Employee's annual Base Salary at the date of such termination by twelve (12) and multiplying the result by the number of months in the year of such termination that began or ended prior to the date of such termination. If the Company achieves target performance objectives for the entire year in which such termination occurs that, under the Executive Bonus Plan or any other then effective bonus plan, would have entitled the Employee to receive an annual bonus for such year calculated at a percent greater than fifty percent (50%) of Base Salary, the Employee (or his estate) shall be entitled to receive, and the Company shall pay, at the time the bonus would have normally been payable, an additional amount equal to (x) such larger bonus amount divided by twelve (12) and multiplied by the number of months in the year of such termination that began or ended prior to the date of termination minus (y) the amount previously paid pursuant to clause (iii) of the preceding sentence.

            (3) The Employee shall be entitled to receive all vested benefits under the Company's otherwise applicable plans and programs.

            (4) Following such termination, the Employee shall be entitled to continue participation in all medical, dental, health and other welfare benefits (or receive comparable coverage if such participation is not permitted under the terms of such plans or if the Board, at its option, determines that it is in the best interest of the Company to provide such comparable coverage rather than continued participation in the Company's plans) until the end of the Severance Period upon the same terms and conditions that would have applied if the Employee continued to be employed by the Company, provided that the benefits referred to in this clause (4) will cease if and to the extent the Employee becomes eligible for similar benefits by reason of new employment.

      For purposes of this Agreement, Good Reason means (A) a material diminution of the Employee's duties or responsibilities, (B) a reduction in the Employee's Base Salary, or annual bonus or long-term incentive compensation opportunity, (C) a Change of Control (as defined in Section 7 hereof), but only if the Employee terminates his employment pursuant to this subsection within sixty (60) days after the date of such Change of Control, or (D) a material breach by the Company of any other provision of this Agreement that is not cured promptly after written notice to the Company by the Employee.

      (e) BY EMPLOYEE WITHOUT GOOD REASON. The Employee may terminate his employment at any time without Good Reason upon thirty (30) days prior written notice to the Company. In the event of any such termination of the Employee's employment by the Employee with Good Reason:

            (1) The Company shall immediately pay the Employee (i) any portion of the Employee's Base Salary accrued but unpaid through the date of such termination and (ii) all payments and reimbursements under Section 5 hereof for expenses incurred prior to such termination.

            (2) The Employee shall be entitled to receive all vested benefits under the Company's otherwise applicable plans and programs.

      (f) EXCISE TAX GROSS-UP PAYMENT. If a Change of Control or other transaction triggers or results in the imposition upon the Employee of any excise or similar tax under Section 4999 of the Internal Revenue Code (or any similar or successor provision) pursuant to the terms of this Agreement or any employee stock option agreement or plan in which the Employee is a participant, the Company shall pay (or cause any acquiror in such transaction to pay) any such excise or similar tax and make "gross-up" payments to the Employee to the extent necessary so that the Employee will receive the same net after-tax amount he would have received if no excise tax had been imposed on him.

      (g) NO PENALTY, FORFEITURE OR LIABILITY. Any termination by the Employee of his employment with the Company in accordance with the terms hereof shall be without penalty, forfeiture or liability arising out of such termination of any kind or nature. Notwithstanding any other provision hereof, any termination of the Employee's employment on or after the occurrence of a Change of Control shall be deemed to be a termination by the Company without Cause if by the Company.

      Section 7. CHANGE IN CONTROL. For purposes of this Agreement, (1) the term "Person" means any corporation, partnership, trust, company, business, firm, association, organization, individual, governmental instrumentality or entity, or other person or entity,

(2) the term "Voting Stock" shall mean, as to any Person, the then-outstanding securities of or other interests in such corporation entitled to vote generally in the election of directors, trustees or similar managers of such Person, and
(3) the term "Change in Control" shall mean:

      (a) The Company is merged, consolidated or reorganized into or with another corporation or other Person, or the stockholders of the Company approve such a merger, consolidation or reorganization, and as a result of such merger, consolidation or reorganization, the holders of the Voting Stock of the Company immediately prior to such transaction hold or would hold in the aggregate less than seventy percent (70%) of the combined voting power of the then-outstanding Voting Stock of the surviving corporation or Person immediately after such transaction; or

      (b) The Company sells or otherwise transfers all or substantially all of its assets to another corporation or other Person, or the stockholders of the Company approve such a sale or transfer, and either (x) as a result of such sale or transfer, the holders of the Voting Stock of the Company immediately prior to such sale or transfer hold or would hold in the aggregate less than seventy percent (70%) of the combined voting power of the then-outstanding Voting Stock of such corporation or Person immediately after such sale or transfer, or (y) such corporation or Person does not assume all of the Company's obligations to the Employee pursuant to an instrument in form and substance reasonably satisfactory to the Employee; or

      (c) The Company is liquidated or dissolved, or the stockholders of the Company approve such a liquidation or dissolution; or

      (d) Any Person or "group" [as the term "group" is used in Section 13(d)(3)] or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")] becomes, or a report is filed on
Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any Person or "group" (as the term "group" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become, the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rules or regulations promulgated under the Exchange Act) of securities representing thirty percent (30%) or more of the combined voting power of the then outstanding Voting Stock of the Company or fifty percent (50%) or more of the then outstanding shares of Voting Stock of the Company; or

      (e) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form, report or item therein) that a change in control of the Company has occurred or will occur in the future pursuant to any then-existing contract or transaction; or

      (f) If, during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this clause (f), each Director who is first elected, or first nominated for election by the Company's stockholders, by a vote of at least two-thirds of the Directors of the Company then still in office who were Directors of the Company at the beginning of any such period (other than an election or nomination of any individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 or any successor rule or regulation promulgated under the Exchange Act) will be deemed to have been a Director of the Company at the beginning of such period.

      Section 8. CONFIDENTIAL INFORMATION. The Employee recognizes and acknowledges that certain proprietary, non-public information owned by the Company and its affiliates, including without limitation proprietary, non-public information regarding customers, pricing policies, methods of operation, proprietary computer programs, sales products, profits, costs, markets, key personnel, technical processes, and trade secrets (hereinafter called "Confidential Information"), are valuable, special and unique assets of the Company and its affiliates. The Employee will not, during or after his term of employment, without the prior written consent of a member of the Board believed by the Employee to have been authorized by the Board for such purpose, knowingly and intentionally disclose any of the Confidential Information obtained by him while in the employ of the Company to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, directly or indirectly (other than to an employee of the Company of its affiliates, a director of the Company or its affiliates, or a person to whom disclosure is necessary or appropriate in the Employee's good faith judgment in connection with the performance of his duties hereunder or otherwise on behalf of the Company), unless and until such Confidential Information becomes publicly available (other than as a consequence of the breach by the Employee of his confidentiality obligations under this Section 8), and except as may be required (or as the Employee may be advised by counsel is required) in connection with any judicial, administrative or other governmental proceeding or inquiry. In the event of the termination of his employment, whether voluntary or involuntary and whether by the Company or the Employee, the Employee will deliver to the Company and will not take with him any documents, or any other reproductions (in whole or in part) of any items, comprising Confidential Information (except that the Employee may retain his personal address, telephone and other contact lists and information and any other documents or reproductions retained upon the advice of counsel). Notwithstanding any other provision hereof, the term "Confidential Information" does not include any information that (a) is or becomes publicly available other than as the result of the breach by the Employee of his confidentiality obligations under this Section 8, (b) became, is or becomes available to the Employee on a non-confidential basis from a source, other than the Company, that to the Employee's knowledge is not prohibited from disclosing such information to the Employee by a confidentiality obligation owed to the Company or (c) was known to the Employee prior to becoming an officer of the Company. The provisions of this Section 8 shall expire and be of no further force and effect on the third anniversary of the date of termination of the Employee's employment with the Company.

      Section 9. NON-COMPETITION. During his employment with the Company pursuant to this Agreement, the Employee will not knowingly and intentionally
(i) engage, directly or indirectly, alone or as a partner, officer, director, employee or consultant of any other business organization, in any business activities that are substantially and directly competitive with the business activities then conducted by the Company (the "Designated Industry"), (ii) divert to any competitor of the Company in the Designated Industry any customer of the Company which diversion has a material adverse effect on the Company or
(iii) solicit or encourage any officer, employee, or consultant of the Company to leave its employ for employment by or with any competitor of the Company in the Designated Industry, which officer, employee or consultant so enters such competitor's employment and which occurrence has a material adverse effect on the Company, provided that the Employee shall not be deemed to have breached his obligations under clause (ii) or (iii) of the preceding sentence if the Employee takes such action in a good faith belief that such action is in the best interest of the Company. The parties hereto acknowledge that the Employee's non-competition obligations hereunder will not preclude the Employee from (i) owning less than 5% of the common stock of any publicly traded corporation or other Persons conducting business activities in the Designated Industry or (ii) serving as a director of a corporation or other Person engaged in the manufacturing or electronics industry whose business operations are not substantially and directly competitive with those of the Company.

      Section 10.  ARBITRATION.

      (a) SUBJECT CLAIMS; INITIATION OF BINDING ARBITRATION. The matters, claims, rights, and obligations subject to these arbitration provisions consist of any and all rights, claims and obligations arising out of or relating to this Agreement or to the Employee's employment as it relates to this Agreement (collectively, "Subject Claims"). In the event of a dispute between the parties hereto relating to any Subject Claim, then, upon notice by any party to the other party (an "Arbitration Notice") and to the American Arbitration Association ("AAA"), Houston, Texas, the dispute shall be submitted to three (3) arbitrators who are independent and impartial, for binding arbitration in Houston, Texas, in accordance with the AAA's National Rules for the Resolution of Employment Disputes (the "Rules") as modified or supplemented hereby. The Company and the Employee agree that the laws of the State of Texas shall apply. The Company and the Employee further agree that, if the Employee prevails as to any material issue, the entire costs of such proceedings (including, without limitation, the Employee's reasonable attorneys fees) shall be borne by the Company. If the Employee does not prevail as to any material issues, the parties shall bear their own respective costs and expenses. The arbitrators' authority shall be to interpret the terms of this Agreement as applied to the facts of the Employee's employment by the Company (or its successors) and his rights under this Agreement. The parties agree that they will faithfully observe the provisions of this Section 10 and the Rules and that they will abide by and perform any award rendered by the arbitrators in accordance herewith and therewith. The arbitration shall be subject to the Federal Arbitration Act, 9 U.S.C. Section 1-16 (or to the principles enunciated by such Act in the event it may not be technically applicable). The award or judgment of the arbitrators shall be final and binding on all parties and judgment upon the award or judgment of the arbitrators may be entered and enforced by any court having jurisdiction. If any party becomes the subject of a bankruptcy, receivership or similar proceeding under the laws of the United States of America, any state or commonwealth or any other national or political subdivision thereof, then, to the extent permitted or not prohibited by applicable law, any factual or substantive legal issues arising in or during the pendency of any such proceeding shall be subject to all of the foregoing mandatory arbitration provisions and shall be resolved in accordance therewith. The agreements contained herein have been given for valuable consideration, are coupled with an interest and are not intended to be executory contracts.

      (b) SELECTION OF ARBITRATORS. Promptly after the Arbitration Notice is given, the AAA will select seven (7) possible arbitrators, to whom the AAA will give the identities of the parties and the general nature of the controversy. If any of those arbitrators disqualifies himself or declines to serve, the AAA shall continue to designate potential arbitrators until the parties have seven
(7) to select from. After the panel of seven potential arbitrators has been completed, a two-page summary of the background of each of the potential arbitrators will be given to each of the parties, and the parties will have a period of ten (10) days after receiving the summaries in which to attempt to agree upon the arbitrators to conduct the arbitration. If the parties are unable to agree upon three (3) arbitrators, then one (1) of the parties shall notify the AAA and the other party, and the AAA will notify each party that it has five
(5) days from the AAA notice to strike two (2) names from the list and advise the AAA of the two (2) names stricken. After expiration of the strike period, if all but three (3) candidates have been stricken, the remaining three (3) will be the arbitrators, but, if four (4) or more have not been stricken, the AAA shall select the three (3) arbitrators from those not stricken. The decision of the AAA with respect to the selection of the arbitrator will be final and binding in such case.

      (c) NO LITIGATION. Unless and only to the extent mandatory arbitration is validly prohibited or limited by applicable law, statute or regulation, no litigation or other proceeding may ever be instituted at any time in any court for the purpose of adjudicating, interpreting or enforcing any of the rights, duties, liabilities or obligations hereunder of the parties hereto or any of their respective rights, duties, liabilities or obligations relating to any Subject Claim, or for the purpose of appealing any decision of an arbitrator, except a proceeding instituted (i) for the purpose of having the award of judgment of an arbitrator entered and enforced or (ii) to seek an injunction or restraining order (but not damages in connection therewith) in circumstances where such relief is available.

      (d) ARBITRATION HEARING. Within ten (10) days after the selection of the arbitrators, the parties and their counsel will appear before the arbitrators at a place and time designated by the arbitrators for the purpose of each party making a presentation and summary of the case. Thereafter, the arbitrators will set dates and times for additional hearings in accordance with the Rules until the proceeding is concluded. The desire and goal of the parties is, and the arbitrators will be advised that their goal should be, to conduct and conclude the arbitration proceeding as expeditiously as possible. If any part fails to appear at any hearing, the arbitrators shall be entitled to reach a decision based on the evidence that has been presented to them by the parties who did appear.

      Section 11.  GENERAL.

      (a) NOTICES. All notices and other communications hereunder will be in writing, and will be deemed to have been duly given if delivered personally, or three (3) business days after being mailed by certified mail, return receipt requested, or upon receipt if sent by written telecommunications, to the relevant address set forth below, or to such other address as the recipient of such notice or communication will have specified to the other party hereto in accordance with this Section 11(a):


      If to Company, to:            with a copy to:

      Benchmark Electronics, Inc.
      3000 Technology Drive
      Angleton, Texas 77515
      Attn: Corporate Secretary
      Fax No.: 979/

      If to Employee, to:           with copy to:

      _____________________
      Address
      Address
      Fax No.:

      (b) WITHHOLDING; NO OFFSET. All payments required to be made by the Company under this Agreement to the Employee will be subject to the withholding of such amounts, if any, relating to federal, state and local taxes as may be required by law. No payment under this Agreement will be subject to offset or reduction attributable to any amount of obligation the Employee may owe or be liable for to the Company or any other Person.

      (c) EQUITABLE REMEDIES. Each of the parties hereto acknowledges and agrees that upon any breach by the Employee of his obligations under any of Sections 8 and 9 hereof, the Company will have no adequate remedy at law, and accordingly will be entitled to specific performance and other appropriate injunctive and equitable relief.

      (d) SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision will be fully severable and this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision never comprised a part hereof; and the remaining provisions hereof will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

        (e) WAIVERS. No delay or omission by either party hereto in exercising any right, power or privilege hereunder will impair such right, power or privilege, nor will any single or partial exercise of any such right, power or privilege preclude any further exercise of any other right, power or privilege.

      (f) COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument.

      (g) CAPTIONS. The captions in this Agreement are for convenience of reference only and will not limit or otherwise affect any of the terms or provisions hereof.

      (h) REFERENCE TO AGREEMENT. Use of the words "herein," "hereof", and "hereto" and the like in this Agreement refer to this Agreement only as a whole and not to any particular Section, subsection or provision of this Agreement, unless otherwise noted. Any reference to a "Section" or "subsection" shall refer to a Section or subsection of this Agreement, unless otherwise noted.

      (i) SUCCESSORS AND BINDING AGREEMENT. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to the Employee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any Persons acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise ( and such successor shall thereafter be deemed the "Company" for the purposes of this Agreement), but shall not otherwise be assignable, transferable or delegable by the Company. Without limiting the foregoing, the surviving or transferee corporation or other person in any such transaction (whether by merger, consolidation, reorganization, transfer of business or assets, or otherwise) shall be subject to the provisions of Section 7 hereof and shall be deemed to be the Company for purposes of such provisions, regardless of whether such transaction itself constituted a Change of Control of the Company.

      (j) ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement contain the entire understanding of the parties, and supersede all prior agreements and understandings between them, relating to the subject matter hereof. This Agreement may be amended or modified except by a written instrument hereafter signed by each of the parties hereto, and may not be waived except by a written instrument hereafter signed by the party granting such waiver.

      (k) GOVERNING LAW. This Agreement and the performance hereof shall be governed and construed in all respects, including but not limited to as to validity, interpretation and effect, by the laws of the State of Texas, without regard to the principles or rules of conflict of laws thereof.

      Executed as of the date and year first above written.

                                    Benchmark Electronics, Inc.



                                    By:__________________________________


                                    Employee



                                    _____________________________________